UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 18, 2018
ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 11, 2018, the Adient plc (“Adient”) Board of Directors (“the Board”) appointed Frederick A. (“Fritz”) Henderson to serve as interim Chief Executive Officer. On June 18, 2018, the Board approved compensation to be paid to Mr. Henderson for his service as interim Chief Executive Officer, which compensation is documented in the form of the Adient plc Interim Chief Executive Officer Compensation Term Sheet (the “Term Sheet”).

During Mr. Henderson’s service as interim Chief Executive Officer, and as outlined in the Term Sheet, he will receive (i) a monthly base salary of $80,000 and (ii) fully vested Adient ordinary shares in the amount of $150,000 per month. While he is serving as interim Chief Executive Officer, Mr. Henderson is eligible to participate in Adient’s health and welfare plans, 401(k) Plan and Retirement Restoration Plan. He will not be eligible to participate in Adient’s Annual Incentive Performance Program, Long-Term Incentive Plan, perquisite allowance or car lease programs, but will receive payments to cover temporary housing.

The foregoing summary is qualified in its entirety by reference to the Term Sheet, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

EXHIBIT INDEX
Exhibit No.	Exhibit Description
10.1	Adient plc Interim Chief Executive Officer Compensation Term Sheet dated June 18, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: June 20, 2018	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary